Filed pursuant to Rule 433
Registration No. 333-151522
MacroShares™
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Collateralized, exchange-traded securities that deliver the returns (or inverse returns)
of important asset classes and valuable economic interests.

Convenience & Liquidity
As listed, exchange-traded equity securities, MacroShares can be purchased or sold throughout the trading day.

No Credit Risk
Unlike exchange-traded notes (ETNs) and certain exchange-traded funds (ETFs), MacroShares do not entail credit risk or hidden counterparty exposures: MacroShares are securitized trusts fully-collateralized by U.S. Government obligations and cash.

Strategic
The term structure of MacroShares delivers unique return and hedging opportunities to investors. Unlike traditional exchange-traded products, MacroShares have an original term of up to 20 years.1 Market prices for MacroShares will diverge from Underlying Value, as they reflect not only movement of the reference index, but the consensus market expectations of trust returns over the term of the securities.

Choice
MacroShares enable investors and hedgers the ability to hold an economic interest in either the upward or the downward movement of the reference index because every MacroShares offering is comprised of a pair of securities that trade separately in the secondary market: “Up” MacroShares and “Down” MacroShares.

Income Potential
Unlike other exchange-traded products, MacroShares are collateralized by short-term U.S. Treasuries, and the income generated by these securities defrays trust expenses and can produce quarterly distributions payable to you, the investor.

Trust Summaries

Fact Sheet	Intraday Price	Trust Detail	Market Price	Underlying Value	Bid/Ask Midpoint	Bid/Ask Premium (Discount)	Volume	As Of
	DMM	Major Metro Housing Down	$25.78	$25.95	$26.11	0.62%	1,200	12/7/09
	UMM	Major Metro Housing Up	$22.64	$22.74	$22.43	(1.36%)	700	12/7/09
1MacroShares may be redeemed prior to stated maturity in the event that the reference index falls below or rises above specified levels.  Please read the applicable prospectus for further information concerning termination triggers and other important details.

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Announcements
9/14/09	Q1 2010 Form 10-Q MacroShares Major Metro Housing Down Trust
6/30/09	MacroMarkets Lists Two MacroShares ETPs on NYSE Arca
6/30/09	MacroShares Major Metro Housing Begin Trading Today on NYSE
6/26/09	DMM Prospectus

MacroShares Major Metro Housing Down (DMM) allow investors to express a bearish view on the movement of the S&P/Case-Shiller Composite-10 Home Price Index.  The underlying value (UV) of DMM tracks the percentage change of the index in an inverse manner with three times leverage. The market price of DMM reflects other factors, including consensus expectations of the cumulative return of S&P/Case-Shiller Composite-10 Home Price Index, plus potential quarterly net income distributions, over the remaining term of the security.

MacroShares Major Metro Housing Down funds are collateralized via a trust secured by investments in short-term U.S. Government obligations, overnight repurchase agreements secured by Treasuries and cash.   This trust collateral generates automatic income distributions for MacroShares investors to the extent that trust income exceeds trust expenses within a quarterly period.

Benefits
MacroShares Major Metro Housing Down enables institutions and consumers to manage existing housing market exposure, or easily diversify portfolio returns with a home price-linked investment that does not entail the inconveniences and costs of transacting in real property.

▪	Underlying Value tracks percentage changes in the S&P/Case-Shiller Composite-10 Home Price Index in an inverse manner

▪	Bearish view can be established via a long position

▪	Market price reflects investor expectations beyond the near-term

▪	Exchange-traded; intraday liquidity

▪	Portfolio diversification

▪	No issuer credit risk, no hidden counterparty risks, no futures contract roll costs

▪	Fully-collateralized investment backed by U.S. Treasuries, overnight repurchase agreements secured by Treasuries and cash

▪	Income from Treasury collateral defrays trust expenses, can produce quarterly distributions, and is exempt from state and local taxes

Profile

Symbol (Click for Intraday Price)	DMM
Exchange	NYSE Arca
CUSIP	55610X103
Trust Inception Date	4/11/09
Trust Maturity Date[1]	11/25/14
Par Amount	$25.00
Trust Inception UV	$29.98
Distribution Frequency, if any	Quarterly
Expense Ratio[2]	1.25%
Reference Index	S&P/Case-Shiller Composite-10 Home Price Index
Reference Index Range[3]	108.11 to 216.23
Initial Reference Price	$162.17
1 Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on these MacroShares on November 25, 2014. Please refer to the prospectus for more information concerning early termination triggers.
2 Excludes a fixed trust fee that diminishes on a per-share basis as fund assets under management grow. These and other details can be found in the prospectus.
3 The Reference Index Range is the maximum performance range of the Reference Index that can be tracked by the Underlying Value of the Major Metro MacroShares. If the Reference Index rises to or above 216.23 or falls to or below 108.11, and, in either case, the Reference Index remains at or above that level (or at or below that level, as applicable) for three consecutive price determination days, these securities will terminate but continue to trade until an announced date, and then be redeemed on the next distribution date. For more information regarding this and other termination triggers, please read the prospectus

Current Distribution
There has been no initial distribution yet, therefore there is no data to display.

Learn More...
DMM Prospectus
Trust Statistics as of 12/8/09
	Market Price	UV

Close	$25.80	$25.94
Change	$0.02	($0.01)
52-Week High	$36.84	$30.47
52-Week Low	$21.95	$25.94
Bid/Ask Midpoint	$25.92
Bid/Ask Premium (Discount)	(0.08%)
Volume	2,132
Shares Outstanding	430,000
Total Net Assets	$11,154,523
Reference Price	View
Percentage Change	View
Estimated Creation Size	$259,400.00
Effective Index Leverage[1]	2.85
Price History

Figures are based on market close.

1When the underlying value of MacroShares are not equal to their $25 par amount, the base index leverage factor of three is, in effect, amplified (when underlying value is less than par) or diminished (when underlying value exceeds par).

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Price History

Date	Market Value	Underlying Value	Bid/Ask Midpoint	Volume
12/8/09	$25.80	$25.94	$25.92	2,132
12/7/09	$25.78	$25.95	$26.11	1,200
12/4/09	$25.78	$25.95	$24.02	500
12/3/09	$25.77	$25.97	$25.96	0
12/2/09	$25.77	$25.97	$26.00	3,093
12/1/09	$25.77	$25.98	$25.90	0
11/30/09	$25.77	$25.98	$25.99	5,716
11/27/09	$26.03	$25.99	$26.16	810
11/25/09	$26.48	$26.00	$26.25	3,025
11/24/09	$26.00	$26.01	$26.09	0
11/23/09	$26.00	$26.33	$26.83	1,390
11/20/09	$26.38	$26.33	$26.01	1,005
11/19/09	$26.43	$26.35	$26.73	100
11/18/09	$25.51	$26.35	$26.61	8,600
11/17/09	$25.51	$26.36	$26.03	0
11/16/09	$25.51	$26.36	$25.93	800
11/13/09	$25.65	$26.37	$26.75	300
11/12/09	$25.98	$26.38	$26.07	530
11/11/09	$25.90	$26.39	$26.12	500
11/10/09	$25.51	$26.39	$25.76	0
11/9/09	$25.51	$26.40	$25.57	1,800

Figures are based on market close.

1When the underlying value of MacroShares are not equal to their $25 par amount, the base index leverage factor of three is, in effect, amplified (when underlying value is less than par) or diminished (when underlying value exceeds par).

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Index Returns

S&P/Case-Shiller Composite-10 Home Price Index
Date	Index Level[1]	MoM % Change	3x Cumulative Returns[2]
September 2009	158.61	0.43%	-6.59%
August 2009	157.93	1.33%	-7.84%
July 2009	155.85	1.73%	-11.69%
June 2009	153.20	1.46%	-16.59%
May 2009	151.00	0.44%	-20.66%
April 2009	150.34	-0.71%	-21.88%
March 2009	151.41	-2.13%	-19.91%
February 2009	154.70	-2.11%	-13.82%
January 2009	158.04	-2.55%	-7.64%
December 2008	162.17	-2.34%	0.00%
November 2008	166.05	-2.20%	n/a
October 2008	169.78	-2.00%	n/a
September 2008	173.25	-1.90%	n/a
August 2008	176.60	-1.04%	n/a
July 2008	178.46	-1.06%	n/a
June 2008	180.38	-0.61%	n/a
May 2008	181.48	-0.91%	n/a
April 2008	183.15	-1.56%	n/a
March 2008	186.06	-2.37%	n/a
February 2008	190.58	-2.80%	n/a
January 2008	196.06	-2.24%	n/a
December 2007	200.55	-2.21%	n/a
November 2007	205.09	-2.19%	n/a
October 2007	209.68	-1.40%	n/a
September 2007	212.65	-0.79%	n/a
August 2007	214.35	-0.74%	n/a
July 2007	215.94	-0.52%	n/a
June 2007	217.07	-0.60%	n/a
May 2007	218.37	-0.26%	n/a
April 2007	218.93	-0.28%	n/a
March 2007	219.54	-0.18%	n/a
February 2007	219.94	-0.43%	n/a
January 2007	220.90	-0.50%	n/a
December 2006	222.01	-0.70%	n/a
November 2006	223.58	-0.38%	n/a
October 2006	224.43	-0.18%	n/a
September 2006	224.84	-0.26%	n/a
August 2006	225.42	-0.20%	n/a
July 2006	225.88	-0.04%	n/a
June 2006	225.96	0.13%	n/a
May 2006	225.67	0.47%	n/a
April 2006	224.62	0.59%	n/a
March 2006	223.31	-0.03%	n/a
February 2006	223.38	0.41%	n/a
January 2006	222.46	0.25%	n/a
December 2005	221.91	0.50%	n/a
November 2005	220.81	0.79%	n/a
October 2005	219.07	1.06%	n/a
September 2005	216.77	1.23%	n/a
August 2005	214.13	1.17%	n/a
July 2005	211.65	1.34%	n/a
June 2005	208.86	1.51%	n/a
May 2005	205.76	1.60%	n/a
April 2005	202.51	1.66%	n/a
March 2005	199.21	1.71%	n/a
February 2005	195.87	1.30%	n/a
January 2005	193.35	1.01%	n/a
December 2004	191.42	0.70%	n/a
November 2004	190.08	0.76%	n/a
October 2004	188.65	0.93%	n/a
September 2004	186.91	1.06%	n/a
August 2004	184.95	1.24%	n/a
July 2004	182.69	1.81%	n/a
June 2004	179.45	2.29%	n/a
May 2004	175.43	2.24%	n/a
April 2004	171.58	2.19%	n/a
March 2004	167.91	1.87%	n/a
February 2004	164.82	1.18%	n/a
January 2004	162.90	1.01%	n/a
December 2003	161.27	1.08%	n/a
November 2003	159.55	1.17%	n/a
October 2003	157.71	1.25%	n/a
September 2003	155.77	1.41%	n/a
August 2003	153.61	1.29%	n/a
July 2003	151.65	1.30%	n/a
June 2003	149.70	1.03%	n/a
May 2003	148.17	1.17%	n/a
April 2003	146.45	1.11%	n/a
March 2003	144.84	0.87%	n/a
February 2003	143.59	0.51%	n/a
January 2003	142.86	0.48%	n/a
December 2002	142.18	0.65%	n/a
November 2002	141.26	0.81%	n/a
October 2002	140.12	1.08%	n/a
September 2002	138.62	1.15%	n/a
August 2002	137.04	1.48%	n/a
July 2002	135.04	1.72%	n/a
June 2002	132.76	1.86%	n/a
May 2002	130.33	1.86%	n/a
April 2002	127.95	1.61%	n/a
March 2002	125.92	1.18%	n/a
February 2002	124.45	0.42%	n/a
January 2002	123.93	0.23%	n/a
December 2001	123.64	-0.11%	n/a
November 2001	123.78	0.26%	n/a
October 2001	123.46	0.46%	n/a
September 2001	122.89	0.74%	n/a
August 2001	121.99	0.81%	n/a
July 2001	121.01	0.82%	n/a
June 2001	120.03	0.92%	n/a
May 2001	118.94	0.85%	n/a
April 2001	117.94	1.07%	n/a
March 2001	116.69	1.07%	n/a
February 2001	115.45	0.76%	n/a
January 2001	114.58	0.90%	n/a
December 2000	113.56	0.85%	n/a
November 2000	112.60	0.76%	n/a
October 2000	111.75	0.77%	n/a
September 2000	110.90	0.75%	n/a
August 2000	110.07	0.96%	n/a
July 2000	109.02	1.10%	n/a
June 2000	107.83	1.75%	n/a
May 2000	105.98	1.89%	n/a
April 2000	104.01	1.73%	n/a
March 2000	102.24	1.42%	n/a
February 2000	100.81	0.81%	n/a
January 2000	100.00	0.49%	n/a
1This is an unrevised history of the S&P/Case-Shiller Composite-10 Home Price Index
2Cumulative returns starting from MacroShares Major Metro Housing benchmark index level of 162.17 (December 2008)
Source: Standard & Poor'sn/aand MacroMarkets LLC

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Date	Category	Title	Format	Size
9/14/09	Report	Q1 2010 Form 10-Q MacroShares Major Metro Housing Down Trust	PDF	181 KB
6/30/09	Report	MacroMarkets Lists Two MacroShares ETPs on NYSE Arca	-	-
6/30/09	Report	MacroShares Major Metro Housing Begin Trading Today on NYSE	PDF	49 KB
6/26/09	Prospectus	DMM Prospectus	PDF	1144 KB

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Announcements
9/14/09	Q1 2010 Form 10-Q MacroShares Major Metro Housing Up Trust
6/30/09	MacroMarkets Lists Two MacroShares ETPs on NYSE Arca
6/30/09	MacroShares Major Metro Housing Begin Trading Today on NYSE
6/26/09	UMM Prospectus

MacroShares Major Metro Housing Up (UMM) allow investors to express a bullish view on the movement of the S&P/Case-Shiller Composite-10 Home Price Index.  The underlying value (UV) of UMM tracks the percentage change of the index with three times leverage. The market price of UMM reflects other factors, including consensus expectations of the cumulative return of S&P/Case-Shiller Composite-10 Home Price Index, plus potential quarterly net income distributions, over the remaining term of the security.

MacroShares Major Metro Housing Up funds are collateralized via a trust secured by investments in short-term U.S. Government obligations, overnight repurchase agreements secured by Treasuries and cash.   This trust collateral generates automatic income distributions for MacroShares investors to the extent that trust income exceeds trust expenses within a quarterly period.

Benefits

MacroShares Major Metro Housing Up enables institutions and consumers to manage existing housing market exposure, or easily diversify portfolio returns with a home price-linked investment that does not entail the inconveniences and costs of transacting in real property.

▪	Underlying Value tracks percentage changes in the S&P/Case-Shiller Composite-10 Home Price Index

▪	Market price reflect investor expectations beyond the near-term

▪	Exchange-traded; intraday liquidity

▪	Portfolio diversification

▪	No issuer credit risk, no hidden counterparty risks, no futures contract roll costs

▪	Fully-collateralized investment backed by U.S. Treasuries, overnight repurchase agreements secured by Treasuries and cash

▪	Income from Treasury collateral defrays trust expenses, can produce quarterly distributions, and is exempt from state and local taxes

Profile

Symbol (Click for Intraday Price)	UMM
Exchange	NYSE Arca
CUSIP	55610R106
Trust Inception Date	4/11/09
Trust Maturity Date[1]	11/25/14
Par Amount	$25.00
Trust Inception UV	$20.02
Distribution Frequency, if any	Quarterly
Expense Ratio[2]	1.25%
Reference Index	S&P/Case-Shiller Composite-10 Home Price Index
Reference Index Range[3]	108.11 to 216.23
Initial Reference Price	$162.17
1 Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on these MacroShares on November 25, 2014. Please refer to the prospectus for more information concerning early termination triggers.

2 Excludes a fixed trust fee that diminishes on a per-share basis as fund assets under management grow. These and other details can be found in the prospectus.

3 The Reference Index Range is the maximum performance range of the Reference Index that can be tracked by the Underlying Value of the Major Metro MacroShares. If the Reference Index rises to or above 216.23 or falls to or below 108.11, and, in either case, the Reference Index remains at or above that level (or at or below that level, as applicable) for three consecutive price determination days, these securities will terminate but continue to trade until an announced date, and then be redeemed on the next distribution date. For more information regarding this and other termination triggers, please read the prospectus

Current Distribution
There has been no initial distribution yet, therefore there is no data to display.

Learn More...
UMM Prospectus
Trust Statistics as of 12/8/09
	Market Price	UV

Close	$22.11	$22.74
Change	($0.53)	$0.00
52-Week High	$27.67	$22.80
52-Week Low	$13.35	$19.44
Bid/Ask Midpoint	$22.12
Bid/Ask Premium (Discount)	(2.73%)
Volume	3,791
Shares Outstanding	430,000
Total Net Assets	$9,776,099
Reference Price	View
Percentage Change	View
Estimated Creation Size	$227,400.00
Effective Index Leverage[1]	3.20
Price History

Figures are based on market close.
1When the underlying value of MacroShares are not equal to their $25 par amount, the base index leverage factor of three is, in effect, amplified (when underlying value is less than par) or diminished (when underlying value exceeds par).

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Price History

Date	Market Value	Underlying Value	Bid/Ask Midpoint	Volume
12/8/09	$22.11	$22.74	$22.12	3,791
12/7/09	$22.64	$22.74	$22.43	700
12/4/09	$22.40	$22.74	$22.20	500
12/3/09	$22.45	$22.76	$22.15	200
12/2/09	$22.49	$22.76	$22.39	970
12/1/09	$22.70	$22.77	$22.79	3,350
11/30/09	$22.84	$22.77	$22.26	0
11/27/09	$22.84	$22.78	$23.10	0
11/25/09	$22.84	$22.79	$22.71	650
11/24/09	$22.70	$22.80	$22.63	100
11/23/09	$22.66	$22.50	$23.04	0
11/20/09	$22.66	$22.50	$21.96	739
11/19/09	$22.89	$22.51	$22.89	500
11/18/09	$23.34	$22.52	$23.27	11,587
11/17/09	$23.35	$22.52	$22.22	420
11/16/09	$23.40	$22.53	$23.35	258
11/13/09	$23.45	$22.53	$21.73	400
11/12/09	$23.43	$22.55	$22.82	1,340
11/11/09	$23.00	$22.55	$23.05	1,300
11/10/09	$23.59	$22.56	$23.18	250
11/9/09	$23.39	$22.56	$23.30	400
Figures are based on market close.

1When the underlying value of MacroShares are not equal to their $25 par amount, the base index leverage factor of three is, in effect, amplified (when underlying value is less than par) or diminished (when underlying value exceeds par).

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Index Returns

S&P/Case-Shiller Composite-10 Home Price Index
Date	Index Level[1]	MoM % Change	3x Cumulative Returns[2]
September 2009	158.61	0.43%	-6.59%
August 2009	157.93	1.33%	-7.84%
July 2009	155.85	1.73%	-11.69%
June 2009	153.20	1.46%	-16.59%
May 2009	151.00	0.44%	-20.66%
April 2009	150.34	-0.71%	-21.88%
March 2009	151.41	-2.13%	-19.91%
February 2009	154.70	-2.11%	-13.82%
January 2009	158.04	-2.55%	-7.64%
December 2008	162.17	-2.34%	0.00%
November 2008	166.05	-2.20%	n/a
October 2008	169.78	-2.00%	n/a
September 2008	173.25	-1.90%	n/a
August 2008	176.60	-1.04%	n/a
July 2008	178.46	-1.06%	n/a
June 2008	180.38	-0.61%	n/a
May 2008	181.48	-0.91%	n/a
April 2008	183.15	-1.56%	n/a
March 2008	186.06	-2.37%	n/a
February 2008	190.58	-2.80%	n/a
January 2008	196.06	-2.24%	n/a
December 2007	200.55	-2.21%	n/a
November 2007	205.09	-2.19%	n/a
October 2007	209.68	-1.40%	n/a
September 2007	212.65	-0.79%	n/a
August 2007	214.35	-0.74%	n/a
July 2007	215.94	-0.52%	n/a
June 2007	217.07	-0.60%	n/a
May 2007	218.37	-0.26%	n/a
April 2007	218.93	-0.28%	n/a
March 2007	219.54	-0.18%	n/a
February 2007	219.94	-0.43%	n/a
January 2007	220.90	-0.50%	n/a
December 2006	222.01	-0.70%	n/a
November 2006	223.58	-0.38%	n/a
October 2006	224.43	-0.18%	n/a
September 2006	224.84	-0.26%	n/a
August 2006	225.42	-0.20%	n/a
July 2006	225.88	-0.04%	n/a
June 2006	225.96	0.13%	n/a
May 2006	225.67	0.47%	n/a
April 2006	224.62	0.59%	n/a
March 2006	223.31	-0.03%	n/a
February 2006	223.38	0.41%	n/a
January 2006	222.46	0.25%	n/a
December 2005	221.91	0.50%	n/a
November 2005	220.81	0.79%	n/a
October 2005	219.07	1.06%	n/a
September 2005	216.77	1.23%	n/a
August 2005	214.13	1.17%	n/a
July 2005	211.65	1.34%	n/a
June 2005	208.86	1.51%	n/a
May 2005	205.76	1.60%	n/a
April 2005	202.51	1.66%	n/a
March 2005	199.21	1.71%	n/a
February 2005	195.87	1.30%	n/a
January 2005	193.35	1.01%	n/a
December 2004	191.42	0.70%	n/a
November 2004	190.08	0.76%	n/a
October 2004	188.65	0.93%	n/a
September 2004	186.91	1.06%	n/a
August 2004	184.95	1.24%	n/a
July 2004	182.69	1.81%	n/a
June 2004	179.45	2.29%	n/a
May 2004	175.43	2.24%	n/a
April 2004	171.58	2.19%	n/a
March 2004	167.91	1.87%	n/a
February 2004	164.82	1.18%	n/a
January 2004	162.90	1.01%	n/a
December 2003	161.27	1.08%	n/a
November 2003	159.55	1.17%	n/a
October 2003	157.71	1.25%	n/a
September 2003	155.77	1.41%	n/a
August 2003	153.61	1.29%	n/a
July 2003	151.65	1.30%	n/a
June 2003	149.70	1.03%	n/a
May 2003	148.17	1.17%	n/a
April 2003	146.45	1.11%	n/a
March 2003	144.84	0.87%	n/a
February 2003	143.59	0.51%	n/a
January 2003	142.86	0.48%	n/a
December 2002	142.18	0.65%	n/a
November 2002	141.26	0.81%	n/a
October 2002	140.12	1.08%	n/a
September 2002	138.62	1.15%	n/a
August 2002	137.04	1.48%	n/a
July 2002	135.04	1.72%	n/a
June 2002	132.76	1.86%	n/a
May 2002	130.33	1.86%	n/a
April 2002	127.95	1.61%	n/a
March 2002	125.92	1.18%	n/a
February 2002	124.45	0.42%	n/a
January 2002	123.93	0.23%	n/a
December 2001	123.64	-0.11%	n/a
November 2001	123.78	0.26%	n/a
October 2001	123.46	0.46%	n/a
September 2001	122.89	0.74%	n/a
August 2001	121.99	0.81%	n/a
July 2001	121.01	0.82%	n/a
June 2001	120.03	0.92%	n/a
May 2001	118.94	0.85%	n/a
April 2001	117.94	1.07%	n/a
March 2001	116.69	1.07%	n/a
February 2001	115.45	0.76%	n/a
January 2001	114.58	0.90%	n/a
December 2000	113.56	0.85%	n/a
November 2000	112.60	0.76%	n/a
October 2000	111.75	0.77%	n/a
September 2000	110.90	0.75%	n/a
August 2000	110.07	0.96%	n/a
July 2000	109.02	1.10%	n/a
June 2000	107.83	1.75%	n/a
May 2000	105.98	1.89%	n/a
April 2000	104.01	1.73%	n/a
March 2000	102.24	1.42%	n/a
February 2000	100.81	0.81%	n/a
January 2000	100.00	0.49%	n/a
1This is an unrevised history of the S&P/Case-Shiller Composite-10 Home Price Index
2Cumulative returns starting from MacroShares Major Metro Housing benchmark index level of 162.17 (December 2008)
Source: Standard & Poor'sn/aand MacroMarkets LLC

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™
Home	Price History	Index History	Literature

Date	Category	Title	Format	Size
9/14/09	Report	Q1 2010 Form 10-Q MacroShares Major Metro Housing Up Trust	PDF	168 KB
6/30/09	Report	MacroMarkets Lists Two MacroShares ETPs on NYSE Arca	-	-
6/30/09	Report	MacroShares Major Metro Housing Begin Trading Today on NYSE	PDF	49 KB
6/26/09	Prospectus	UMM Prospectus	PDF	1129 KB

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™

Home	Literature	MacroMarkets	FAQs	Contact Us

Date	Category	Title	Format	Size
9/14/09	Report	Q1 2010 Form 10-Q MacroShares Major Metro Housing Down Trust	PDF	181 KB
9/14/09	Report	Q1 2010 Form 10-Q MacroShares Major Metro Housing Up Trust	PDF	168 KB
6/30/09	Report	MacroMarkets Lists Two MacroShares ETPs on NYSE Arca	-	-
6/30/09	Report	MacroShares Major Metro Housing Begin Trading Today on NYSE	PDF	49 KB
6/26/09	Prospectus	DMM Prospectus	PDF	1144 KB
6/26/09	Prospectus	UMM Prospectus	PDF	1129 KB

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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MACROSHARES™	U.S. HOUSING	RECENT NEWS	ABOUT US

Leveraged & Inverse MacroShares: Designed to Meet Needs of Long-Term Investors
“Underlying value… will always move in the direction one would expect, regardless of holding period or degree of market volatility.” -Robert Shiller more
"Although this is a 3x levered (product), the construction of this particular security is far superior to… levered ETFs.” more

In the News
Shiller awarded Deutsche Bank Prize

Case-Shiller Gives Upbeat Outlook, MacroShares ETFs On The Move
ETF Database

Pure-Play Housing
CNBC

Housing Recovery: A Way to Play It
TheStreet.com

more

Housing Pulse As of December 7, 2009
Market Prices
		Close	Change
	UMM	$22.64	+1.07%
	DMM	$25.78	+0.00%

S&P/Case Shiller Composite-10 Home Price Index
	Pub. Date	Level	Cum. Change
Initial	February 2009	162.17	-
Current	September 2009	158.61	-2.20%
Implied	October 2014	158.38	-2.33%

Future Home Price Change
-0.14%

© 2009 MacroMarkets LLC	Privacy Policy | Terms of Use
Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing
The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

MacroShares™

Home	Literature	MacroMarkets	FAQs	Contact Us

Frequently Asked Questions	1. What are MacroShares™?
1.    What are MacroShares?
2.    How do MacroShares differ from ETFs and ETNs?
3.    Why are MacroShares created in “pairs” (i.e., equal number of “Up” and “Down” shares)?
4.    Are investors in either Macroshares “Up” or “Down” obligated to reveal their identity to “the other side”?
5.    How closely will the Underlying Value of MacroShares track the reference index?
6.    What does a MacroShare’s Underlying Value represent?
7.    How frequently, and when, are adjustments to the trusts’ Underlying Value made?
8.    What are the fundamental value drivers for MacroShares?
9.    Why do MacroShares trade at a premium or discount to the Underlying Value in the secondary market?
10.  What happens if I buy shares at a premium to Underlying Value?
11.  What happens if I buy shares at a discount to Underlying Value?
12.   How do assets flow between the two portfolios?
13.  How do MacroShares investors earn their income distributions?
14.   What is the expense ratio?
15.   What is the tax treatment of MacroShares?
16.   Are MacroShares eligible for short or margin sales?
17.  Why could the bid/offer spread be wide for MacroShares?
18.   How do I purchase MacroShares?
19.   What year-end tax information do shareholders receive?

MacroShares are fully-collateralized equity securities that deliver the returns (or inverse returns) of important asset classes and valuable economic interests. As listed, exchange-traded securities they can be purchased or sold throughout the trading day.

2.   How do MacroShares differ from ETFs and ETNs?
Although there are some similarities, they differ in several important ways:

▪    MacroShares are structured as trusts. They are exchange traded products registered under the Securities Act of 1933 and the Securities Exchange Act of 1934, and are subject to SEC prospectus delivery and periodic reporting requirements. MacroShares represent an undivided interest in the assets of a trust. Trust asset balances change over time according to movements in the reference index, and they generate interest income from short-term U.S. government obligations and repurchase agreements held as collateral. In contrast, ETFs are structured as investment companies under The Investment Company Act of 1940, and must purchase, hold and manage financial instruments in order to replicate an index. ETNs are unsecured promissory notes.

▪    Every MacroShares product strategy is comprised of a pair of securities that trade separately in the secondary market: “Up” and “Down”. The “Up” security holders own an economic interest in the upward movement of a reference index; the “Down” security holders own an economic interest in the downward movement of the same reference index.

▪    Unlike traditional exchange-traded funds (ETFs), MacroShares are typically issued with terms of 5-20 years, and among other factors, market prices generally reflect expectations of reference index returns over intermediate and long-term investment horizons. MacroShares terminate prior to stated maturity in the event that the reference index falls below or rises above specified levels. Please read the applicable prospectus for further information concerning early termination triggers and other important details.

▪    Unlike exchange-traded notes (ETNs) and ETFs, MacroShares investors bear no issuer credit risk and no hidden counterparty risks. MacroShares investments are fully-collateralized by short-term U.S. Government obligations, overnight repurchase agreements secured by Treasuries and cash.

▪    Treasury collateral of MacroShares generate income that defrays trust expenses and can produce quarterly distributions that supplement capital returns.

3.   Why are MacroShares created in “pairs” (i.e., equal number of “Up” and “Down” shares)?
“Paired” issuance is a fundamental aspect of the MacroShares structure. This arrangement is consistent with aspects of other risk transfer instruments. For example, in a futures market, for every “long” contract, there is a simultaneous offsetting “short”; in a swap market, one party simultaneously commits to pay what the counterparty agrees to receive and vice-versa. However, unlike a swap, a MacroShare is exchange-traded and entails no counterparty or credit risk. Additionally, swaps and futures instruments may be less suitable, or even non-permitted, for certain investors and risk managers. MacroShares enable both individual and institutional investors to rebalance their risk portfolio without the costs, tax consequences, added complexity and documentation that futures or swaps can entail.

4.   Are investors in either Macroshares “Up” or “Down” obligated to reveal their identity to “the other side”?
No.

5.   How closely will the Underlying Value (UV) of MacroShares track the reference index?
The UV of MacroShares offer highly efficient tracking (and inverse tracking) of the Reference Index when the U.S. Treasury collateral produces income that consistently covers trust expenses. If trust expenses exceed trust income, the degree of underlying value (UV) tracking accuracy will be compromised.

6.   What does a MacroShare’s UV represent?
At any moment in time, UV reflects the current “book value” of the security if it were terminated and redeemed . The UV is derived from the historical path of the “spot” reference index as it migrates from its level on the fund inception date, along with any trust net income that has accrued.

7.   How frequently, and when, are adjustments to the trusts’ Underlying Value made?
Adjustments to account for trust income and expenses are accrued daily after the close of trading; adjustments to account for changes in the S&P/CS Composite-10 Home Price Index are made monthly after the close of trading on the last Tuesday of each month (the index is updated and published before the opening of trading on the last Tuesday of each month).

8.   What are the fundamental value drivers for MacroShares?

▪    The expected return (or expected inverse returns) of a reliable reference index over the expected remaining life of the security, and

▪    A stream of periodic income distributions (as available), generated from interest on the short-term U.S. Treasury securities and repurchase agreements for U.S. government obligations held by each trust, net of trust expenses.

9.   Why do MacroShares trade at a premium or discount to the Underlying Value?
It is important to remember that unlike traditional exchange-traded funds (ETFs), MacroShares are typically issued with terms of 5-20 years. Although UV will offer accurate tracking (and inverse tracking) of the Reference Index when the MacroShares U.S. Treasury collateral produces income that consistently covers trust expenses , the market prices of MacroShares can reflect, among other factors, expectations of reference index returns and interest rates over intermediate or long-term investment horizons. Thus, at any moment in time, market prices will reflect both the current UV, and the expected path, or “future performance”, of the reference index over the remaining life of the MacroShares, along with the attendant trust net income that will accrue based upon trust collateral balances.

10.  What happens if I buy shares at a premium to Underlying Value?
If you purchase shares at a premium, and hold the shares until maturity or termination, you will realize a profit on your investment when the UV appreciates more than the premium paid. For example, if you purchased shares at a 10% premium to UV, and the UV finishes 15% above its level at the time of purchase, you would realize a 5% profit. Investors should consider both market price and Underlying Value before making investment decisions.

11.  What happens if I buy shares at a discount to Underlying Value?
If you purchase shares at a discount, and hold the shares until maturity or termination, you will realize a profit on your investment when the UV depreciates less than the discount paid. For example, if you purchased shares at a 15% discount to UV, and the UV finishes 10% below its level at the time of purchase, you would realize a 5% profit. Investors should consider both market price and Underlying Value before making investment decisions.

12.  How do assets flow between the two portfolios?
The paired trust structure permits the pledging (through settlement contracts and income distribution agreements) of short-term U.S. Treasuries and short-term collateralized repurchase agreements (“short-term investments”) along with accrued income between the MacroShares “Up” and “Down” trusts. Thus, safe, liquid, interest-earning assets shift between the “Up” MacroShares trust and the “Down” MacroShares trust over time, according to a predetermined formula that is driven by changes in the reference index. Please refer to the prospectus for additional details.

13.  How do MacroShares investors earn their income distributions?
Net income is calculated from the interest earned on the short-term investments held in the MacroShares trusts, net of trust expenses. Several factors will impact distribution amounts (if any), including interest rate movements and changes to the reference index price. Income is accrued daily based on the underlying value of each trust, with any payments made quarterly. Unlike other exchange-traded products, MacroShares are collateralized by short-term U.S. Treasuries, and the income generated by these securities defrays trust expenses and can produce quarterly distributions payable to you, the investor.

14.  What is the expense ratio?
Each MacroShares issue can entail different costs, and total per-share expenses can diminish over time as trust assets grow. Further, in any given period, trust income may offset or exceed expenses. Please refer to the applicable MacroShares prospectus for more details.

15.  What is the tax treatment of MacroShares?
MacroShares are publicly-traded partnerships. Income derived from your MacroShares investment and distributions will be reported on a Schedule K-1. Income dirived from United States Government Securities is exempt from state and local income taxes; income from repurchase agreements is not. Gains or losses on sales of shares are treated as capital gains or losses, with long-term capital gains treatment potentially available. However, you should always consult your tax advisor to understand your specific tax situation.

16.  Are MacroShares eligible for short or margin sales?
Yes, MacroShares are both short-sale eligible and margin eligible.

17.  Why could the bid/offer spread be wide for MacroShares?
MacroShares are a relatively new security structure, and may be linked to assets classes or economic indictors that otherwise have limited access and/or liquidity. Generally, as the number of MacroShares outstanding and market participants increases, bid/offer spreads should diminish, making the market more efficient. As with any security, always use prudent judgment when entering buy and sell orders, using limit orders whenever possible.

18.  How do I purchase MacroShares?

▪    The expected return (or expected inverse returns) of a reliable reference index over the expected remaining life of the security, and

▪    A stream of periodic income distributions (as available), generated from interest on the short-term U.S. Treasury securities and repurchase agreements for U.S. government obligations held by each trust, net of trust expenses.

19.  What year-end tax information do shareholders receive?
MacroShares are publicly-traded partnerships. Income derived from your MacroShares investment and distributions will be reported to you on a Schedule K-1. Any income is generally expected to be exempt from state and local income tax. Gains or losses on sales of shares are treated as capital gains or losses, with long-term capital gains treatment potentially available. However, you should always consult your tax advisor to understand your specific tax situation.

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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Phone
Financial Advisors or Individual Investors
888-MACROS-1 (973-889-1973)

Email
info@macromarkets.com

Address
Macro Financial, LLC
14 Main Street, Suite 100
Madison, NJ 07940

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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Online Privacy Statement

This Online Privacy Statement sets forth guidelines concerning how MacroMarkets LLC ("MacroMarkets") gathers and uses personally identifiable information you provide only to us as part of your interaction with the www.MacroMarkets.com and www.MacroShares.com websites (together, the “Site”). This Online Privacy Statement concerns only the Site, and does not concern any other website operated by MacroMarkets or any other website to which the Site may link.

Please read this Online Privacy Statement carefully, and consult our Terms and Conditions of Website Use for more information about the general terms and conditions regarding your use of this Site.

In the event that you have any questions or concerns about the guidelines set forth in this Online Privacy Statement or how we use information about your interaction with this Site, please contact us at privacy@macromarkets.com.

The Types of Personally Identifiable Information We Collect About You

When you visit and browse the Site, we collect personally identifiable information you provide to us. We may also collect personally identifiable information through technology.

1. We Collect Information You Provide to Us We collect information that you provide to us via the Site. This information may include your name, postal address, e-mail address, age, telephone number. You can chose not to provide this information.

2. We May Also Collect Information Through Technology
We may also collect information about you through technology. For example, when you visit this site, we may collect your IP address. (An IP address is often associated with the portal through which you enter the Internet, like your ISP (Internet service provider), your company, or your university.) Standing alone, your IP address is not personally identifiable. At times, we may also use IP addresses to collect information regarding the frequency with which visitors browse various parts of our site. We may combine this information with personally identifiable information.

Our website may also use cookies. (Cookies are pieces of information that a website sends to your computer while you are viewing the website.) We and other companies use cookies for a variety of purposes. For instance, when you return to one of our sites after logging in, cookies provide information to the site so that the site will remember who you are. You can choose to have your computer warn you each time a cookie is being sent, or you can choose to turn off all cookies. You do this through your web browser settings. Each browser is a little different, so look at your browser Help menu to learn the correct way to modify your cookies. If you turn cookies off, you won’t have access to many features that may make your browsing of our website smoother, like the features mentioned above, and some of our services may not function properly.

Our website may also use other technical methods to track visitor usage. We may also use these technical methods to analyze the traffic patterns on our website, such as the frequency with which our users visit various parts of our website. These technical methods may involve the transmission of information either directly to us or to another party authorized by us to collect information on our behalf. We may also use these technical methods in HTML e-mails that we send visitors to our website to determine whether such visitors have opened those e-mails and/or clicked on links in those e-mails. We may collect the information from use of these technical methods in a form that is personally identifiable.

How Personally Identifiable Information We Collect About You is Used

We may use personally identifiable information we collect from you and about you when you visit and browse our website in many ways. Representative examples of the ways in which we may use personally identifiable information we collect about you when you visit and browse our website are set forth below.

1. Use in Connection with User Interaction
We may use personally identifiable information we collect about you when you visit and browse our website to send you administrative communications either about your interactions with us or about features of the Site, including any future changes to the Terms and Conditions associated with access to and use of the Site or this Online Privacy Statement.

2. Use in Connection with Promotional Materials
We may use personally identifiable information we collect about you when you visit and browse our website to send you promotional materials about goods and services (including special offers and promotions) either offered by us or by third parties. (By “promotional materials,” we mean communications that directly promote the use of our website, or the purchase of products or services.) We may also share your information with third parties so that these third parties can send you such promotional materials directly. These promotional materials may be sent to you by postal mail, e-mail or other means.

We may also share your personally identifiable information with third parties so that they can send you promotional materials about goods and services (including special offers and promotions) offered by them. If we share your personally identifiable information with a third party for this purpose, your personal information will become permanently subject to the information use and sharing practices of the third party, and the third party will not be restricted by this Online Privacy Statement with respect to its use and further sharing of your personal information.

3. Other Uses
We may take any personally identifiable information that we collect from you when you visit and browse our website and make it non-personally identifiable, either by combining it with information about other individuals (aggregating your information with information about other individuals), or by removing characteristics (such as your name) that make the information personally identifiable to you (de-personalizing your information). Given the nature of this information, there are no restrictions under the guidelines set forth in this Online Privacy Statement upon our right to aggregate or de-personalize your personal information, and we reserve the right to use and/or share with third parties the resulting non-personally identifiable information in any way.

Additional Ways Personally Identifiable Information May be Disclosed

1. In Connection With A Sale of All or Part of Our Business
At any time, we may sell all or part of our businesses and your personally identifiable information may be transferred as a part of any such sale. In the event that we do sell all or part of our business, we will include provisions in the selling contract requiring the purchaser to treat your personally identifiable information in the same manner required by this Online Privacy Statement (including any amendments to this Online Privacy Statement).

2. As Required By Law, to Enforce Our Terms of Use, or to Protect Your, Our, or a Third Party’s Safety, or Security
We will disclose personal information when it believes in good faith that such disclosures (a) are required by law, including, for example, to comply with a court order or subpoena, or (b) will help to: enforce our terms and conditions of use, including allegations of intellectual property rights infringement; enforce contest, sweepstakes, promotions, and/or game rules; protect your safety or security, including the safety and security of property that belongs to you; and/or, protect the safety and security of our websites, databases, and/or third parties, including the safety and security of tangible and/or intangible property that belongs to us or to third parties.

The Security Measures We Take to Safeguard Your Personally Identifiable Information

The security and confidentiality of your information is extremely important to us. We have implemented technical, administrative, and physical security measures to protect personally identifiable information we collect from unauthorized access and improper use. From time to time, we review our security procedures in order to consider appropriate new technology and methods. Please be aware though that, despite our best efforts, no security measures are perfect or impenetrable.

Updating Your Contact Information and Opting-Out

You can update the contact information you have provided to us or opt-out of receiving communications from us by contacting us at privacy@macromarkets.com. Please include information in the e-mail that will help us identify you so we can assist you with your request. We may also provide you an opportunity to update your contact information and/or modify your opt-out choices by sending you an e-mail or other communication that invites your response. Finally, you may unsubscribe from certain e-mail communications by clicking on unsubscribe links in those e-mails.

Please note that it may take up to ninety (90) days for your opt-out/unsubscribe choices to be fully effective. Our systems require time to update, and promotional mailings using personal information shared before your opt-out may already be in process. Thus, you might continue to receive promotional materials from us or a third party based upon the personal information you have provided under this Online Privacy Notice for up to ninety (90) days. For similar reasons, your personal information might continue to be shared with third parties for promotional purposes for up to ninety (90) days.

Amendments to this Online Privacy Statement

These guidelines were adopted with the realization that the Internet is still evolving. Accordingly, this Online Privacy Statement is subject to change. In the event that we materially change the guidelines set forth in this Privacy Statement, we will notify you by sending you an e-mail at the last e-mail address that you provided us, and/or by posting notice of the changes on this Site. Any such changes will be effective upon the earlier of our dispatch of an e-mail notice to you or our posting of notice of the changes on this Site. Please note that, at all times, you are responsible for updating your personal information to provide us your current e-mail address. In the event that the last e-mail address that you have provided us is not valid, or for any other reason is not capable of delivering to you the notice described above, our dispatch of the e-mail containing such notice will nonetheless constitute effective notice of the changes described in the notice. In any event, changes to this Online Privacy Statement may affect our use of personal information that you provided us prior to our notification to you of the changes. If you do not wish to permit changes in our use of your information, you must notify us prior to the effective date of the changes that you wish to deactivate your account with us.

Children

This website is not intended for children under 16, and we do not knowingly collect personally identifiable information from any children under 13.

Additional Information for California Residents

California Civil Code Section 1798.83 permits California residents to request certain information regarding its disclosure of personal information to third parties for their direct marketing purposes. To make such a request, please send an e-mail to privacy@macromarkets.com.

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA

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Terms of Use

This www.MacroShares.com web site (“Site”) is owned and operated by MacroMarkets LLC. (“MacroMarkets”, “we”, “our” or “us”) in conjunction with others pursuant to contractual arrangements.

Your right to access this website is subject to the general terms and conditions set forth below. ANY BREACH OF THE TERMS AND CONDITIONS SET FORTH BELOW IMMEDIATELY TERMINATES ALL OF YOUR RIGHTS TO ACCESS AND USE THE CONTENT ON THIS SITE.

We reserve the right at any time to change the terms and conditions set forth below. Any changes we make will be effective immediately upon notice to you of such changes, which we may provide by means including, without limitation, posting notice of such changes on this website. Your continued access to and use of this website after such notice shall constitute your acceptance of all such changes.

We also reserve the right to limit the availability of this website and/or the provision of any content, service, or product described herein to any person, geographic area or jurisdiction, and to limit the quantities of any content, service, or product(s) that we may provide, at any time, in our sole discretion, and without notice.

You use this Site at your sole risk, and you are personally responsible for your use of this Site and for all of your activity on this Site.

Content

The content appearing on this Site (“Content”) is intended for U.S. residents only.

The Content and any and all intellectual property rights therein are and shall remain at all times the property of MacroMarkets or its licensors or suppliers. The S&P/Case-Shiller Home Price Indices are licensed by Standard & Poor’s. The Case-Shiller® Indexes are a product of Fiserv, Inc. MacroShares is an applied-for trademark of MacroMarkets LLC. All other trademarks, service marks or registered trademarks are the property of their respective owners. “Standard & Poor’s®” and “S&P®” are registered trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC. CSW®, Case-Shiller®, CS™, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv Fulfillment Services Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s.

You may download and print the Content for your personal, non-commercial use, keeping all copyright and other notices on such content. You may not resell or commercially exploit the Content, nor may you download or copy Content for the benefit of a third party or use this Site or any of its Content to further any commercial purpose, including any advertising or advertising revenue generation activity on your own website.

Any use of data mining, robots, or similar data gathering and extraction tools is expressly prohibited. You may not create a hyperlink to this Site, frame or utilize framing techniques to enclose any Content without the express written consent of MacroMarkets. Any unauthorized link to, framing, or use of Content immediately terminates your rights to access this Site and to use content appearing on this Site.

Market information used on this website is obtained from non-proprietary market sources, and is subject to frequent change. MacroMarkets LLC and its affiliates cannot attest to the accuracy, completeness, or timeliness of any information obtained from third party sources. In addition, MacroMarkets cannot guarantee that technical difficulties will not occur during the uploading of the Content to your computer or that the Content will upload successfully to your computer.

The Content may contain "forward-looking statements," including projections, forecasts and estimates. These forward-looking statements are based upon certain assumptions. Actual events are difficult to predict and may differ from those assumed herein or used within any pricing calculators. Accordingly, there can be no assurance that the estimated returns or outcomes described or computed herein can be realized, that the factual assumptions upon which forward-looking statements are based will materialize or that actual results will not be materially different than those presented on this Site.

No Advice or Solicitation/Interest in Securities

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should read the relevant prospectus prior to making a purchase thoroughly, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to net asset values (NAV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding NAV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA.

No Endorsements

Hyperlinks to, descriptions or images of, or references to, third parties, third party products, or third party services, or third party websites, on this Site do not imply MacroMarkets’ endorsement of such third parties, products, services, or websites. The inclusion of content contributed by various third parties does not indicate any approval or endorsement thereof by MacroMarkets.

Similarly, neither MacroShares nor any other financial product mentioned within this website (the “Products”) are sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fiserv, or any of their third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any S&P/Case-Shiller Home Price Index to track performance of the residential real estate and housing markets. S&P's and its third party licensors’ only relationship to MacroMarkets is the licensing of certain trademarks and trade names of S&P and the third party licensors and of certain S&P/CS Indices, which are determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets or the Products. S&P and its third party licensors have no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating any S&P/CS Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of any Products by MacroMarkets or the assessment or method of settlement calculation therefor. S&P has no obligation or liability in connection with the administration, marketing or trading of the Products.

Anti-hacking Provision

You may not, nor may you allow others to, directly or indirectly attempt to or actually disrupt, impair or interfere with, alter or modify this Site or any Content.

No Representations or Warranties

BOTH THIS SITE AND THE CONTENT ARE PROVIDED “AS IS” AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, MACROSHARES AND ITS AFFILIATES DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, ACCURACY, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

WITHOUT LIMITING THE FOREGOING, NONE OF MACROMARKETS, ITS AFFILIATES, S&P, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY S&P/CASE-SHILLER HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS RELATED THERETO. IN ADDITION, S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ANY S&P/CS INDEX OR ANY DATA INCLUDED THEREIN.

IN ADDITION, NEITHER MACROMARKETS NOR ITS AFFILIATES ARE RESPONSIBLE FOR THE CONTENT OR ACCURACY OF ANY OFF-SITE PAGES NOR ARE WE OR THEY RESPONSIBLE FOR THE AVAILABILITY OF SUCH EXTERNAL WEBSITES OR RESOURCES, AND DO NOT ENDORSE AND ARE NOT RESPONSIBLE OR LIABLE, DIRECTLY OR INDIRECTLY, FOR THE PRIVACY PRACTICES OR THE CONTENT OF SUCH WEBSITES, INCLUDING (WITHOUT LIMITATION) ANY ADVERTISING, PRODUCTS OR OTHER MATERIALS OR SERVICES ON OR AVAILABLE FROM SUCH WEBSITES OR RESOURCES, NOR FOR ANY DAMAGE, LOSS OR OFFENCE CAUSED OR ALLEGED TO BE CAUSED BY, OR IN CONNECTION WITH, THE USE OF OR RELIANCE ON ANY SUCH CONTENT, GOODS OR SERVICES AVAILABLE ON SUCH EXTERNAL WEBSITES OR RESOURCES.

Applicable law may not allow the exclusion of implied warranties, so the above exclusions may not apply to you.

Limitation of Liability

IN NO EVENT WHATSOEVER SHALL MACROMARKETS, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

IN ADDITION, NEITHER MACROMARKETS NOR ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS, SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE DISSEMINATION OF ANY CONTENT, INCLUDING ANY S&P/CS INDEX.

Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you.

Indemnification

You agree fully to defend, indemnify and hold harmless MacroMarkets immediately on demand, its officers, directors, agents, affiliates, licensors, and suppliers, from and against all liabilities, claims, expenses, damages and losses, including legal fees, arising from any breach of these terms and conditions by you or any other liabilities arising out of your use of this Site, or the use by any other persons accessing this Site using your account. We reserve the right, at our own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you hereunder.

Not FDIC Insured • No Bank Guarantee • May Lose Value • Read the prospectus before investing

© 2009 MacroMarkets LLC	Privacy Policy | Term of Use

The information within this website concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.

If you are considering purchasing MacroShares or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money. MacroShares are risky investments. In addition to the normal risks associated with securities investing generally, due to their unique structure, underlying benchmarks, terms and attributes, MacroShares investments can trade at premium or discounted prices relative to underlying values (UV), and may exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments. Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV corresponding to traded securities through arbitrage, as unique vehicles, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment. Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors. You may lose all of the money that you invest in MacroShares.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the “Literature” section of this website, by calling toll-free 888-Macros1 (888-622-7671), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor. All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, MacroFinancial LLC, member FINRA